(OTC BB: TARG) February 2004 Investor Presentation February 2004 Investor Presentation February 2004 Investor Presentation

Safe Harbor Statements contained in this presentation that are not historical facts are forward- looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Although Target Logistics believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projections.

Corporate Highlights The Company is one of the Largest Domestic Freight Forwarders $130 Million Revenue Run Rate for FYE June 30, 2004 All acquisitions have been merged into one operating subsidiary - Target Logistic Services, Inc. (TLSI) TLSI's Worldwide Network includes: Domestic - 35 USA Office Network International - Worldwide Agent Network Five Consecutive Profitable Quarters

Company Evolution IPO following the combination of two forwarders 1996 2 acquisitions made 1997 1998 Sold niche subsidiary for $27.5 million Consolidated all remaining acquisitions into TLSI Paid off all long-term debt Invested heavily to create a world class infrastructure 1 acquisition made 2 acquisitions made 2001 2002

Balance Sheet & Capitalization Cash Current Assets Working Capital Long Term Debt Bank Line Availability Net Book Value $3.0m $25.6m $1.1m $0.1m $2.6m $15.6m Balance Sheet (12/31/03) unaudited Capitalization as of 2/24/04 Shares in Float Common Stock Outstanding Pref. if Converted Options Fully Diluted Shares Net Book Value/fully diluted share 4.5m 12.2m 5.1m 0.6m 17.8m $0.88

Business Overview Manage all aspects of freight movements Non-Asset Intensive=Flexibility Focus on shipments over 50lbs. Average shipment size approximately 1,100lbs. Leverage volume discounts from Airlines & Truckers

Business Overview (Cont.) Provide Time sensitive & Value added Services Direct Sales Force of 74 people Diverse Customer Base Over 3,500 accounts None account for more than 5% of Revenue Customer Names: Gateway Computer, MillsPride, JVC Disk, CBS Sports, Mattel Toys, Symbol Technologies, Adobe Systems, 7-11 Inc., Diamler Chrysler, Design Toscono, Monster Cable State of the Art and Proprietary MIS

Domestic Services & Specialty Markets - 73% of Operating Revenues Third Day Deferred (over 3 Days) Door to Door Service Distributions Fashion Retail Transportation of Heavy Weight Freight Same day/Overnight Second-Day Service Types Consumer Direct Reverse Logistics Niche & Specialty Markets Computer Software/Hardware Supply Chain Management

North American Network of Terminals North American Network of Terminals

International Services - 27% of Operating Revenues Full Worldwide Service Capabilities Worldwide Agent Network Coverage in 70 Countries Concentration in Europe & Far East Air Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import Ocean Export/Import

Strategic Plan for Incremental Profitability Growth Gross Profit Margin Improvement Internal Sales Growth Make Accretive Acquisitions

Gross Profit Margin (GP) Improvement Program Improved GP reporting tools Low GP account focus Either improve GP or eliminate account Greater focus on rate negotiations and contracts with carriers Additional planning to maximize ability to concentrate volumes for higher discounts Improved vendor relationships Additional field training

Sales Force TLSI's Sales Force has Grown by Approximately 50% at the End of FYE 2003 Over FYE 2002 FYE 2003 Revenue Grew by 21.3% over FYE 2002 First Half 2004 Revenues Grew by 12.0% over FYE 2003* *Adjusted for accounts eliminated ($3.4m) due to poor GP. With out this adjustment the revenue increased by 5.5%

Acquisition Program Fragmented Industry - Over 2,200 Domestic Freight Forwarders Cost Savings from: Duplication of SG&A Costs Improved GP % from higher freight volumes Targeting Forwarder Companies with $2m to $10m in revenue Little Acquisition Competition in Small Size Forwarders Accretive to Earnings

Experienced Management Seasoned industry talent with management/sales expertise Proven ability to acquire and successfully integrate acquisitions Emphasis on financial controls and discipline Good industry reputation to attract industry talent

Management's Accomplishments 2002 2003 1st half 2003 1st half 2004 93484 113381 58402 61622 2002 to 2003 was a 21.3% increase 1st Half 2003 to 1st Half 2004 was a 12.0% increase* *Adjusted for accounts eliminated due to poor GP - see slide 13

GP Improvement FYE 2002 FYE 2003 1st half FYE 2004 32.4% 33.2% 33.6% Each 1% of GP improvement adds $1.3 million to Operating Income Period GP % of Operating Revenues

SG & A Expenses FYE 2002 FYE 2003 1st half FYE 2004 $30,390 $37,369 $20,133 32.5% 33.0% 32.0% % of Operating Revenues Increase in 2003 % is due to General Office expansion and acquisitions Decrease in 1st half of 2004 indicates that GO built out and acquisitions integrated SG&A ($000) Period

Operating Income Improvement FYE 2002 FYE 2003 FYE 1st half 2003 FYE 1st half 2004 ($80,604) $238,800 ($114,201) $554,151 FYE 2002 to 2003 1st half 2003 to 1st half 2004 East 319404 668352 Each $300,000 increase in operating Income Increases EPS by $0.01

Income Statement Summary Operating Revenue Gross Profit SG&A Operating Income Net Income Per Diluted Share 1st Half FYE 2004 $61.6m $20.7m $20.1m $554,200 $202,300 $0.01 FYE 2003 $113.4m $37.6m $37.4m $238,800 $839,500 $0.04 FYE 2002 $93.5m $30.3m $30.4m ($80,600) ($338,700) ($0.05)* *Per Basic Share

Plan for Balance FYE 2004 & 2005 Maintain growth in Operating Income Accretive Acquisitions Continue increase in Operating Revenues Continue to increase GP

Investment Considerations 5 Consecutive Profitable Quarters Well Positioned in Growing Industry Strong Balance Sheet Proven Management Team Current Stock Price is Approximately 40% Discount to Net Book Value/Fully Diluted Share

Target Logistics, Inc. (OTC BB:TARG) www.targetlogistics.com (410) 332-1598